EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Caprius, Inc.
Fort Lee, New Jersey


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-47517, 33-70834 and 33-78928) of our report dated November 15, 2002, except for Note J, which is dated December 17, 2002, relating to the consolidated financial statements of Caprius, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2002.


                                               /s/BDO Seidman, LLP
                                               -------------------
                                               BDO SEIDMAN, LLP

Boston, Massachusetts
January 13, 2003